Exhibit 99.1

FOR IMMEDIATE RELEASE

DUCKWALL-ALCO STORES APPOINTS

LAWRENCE ZIGERELLI AS PRESIDENT AND CEO

ABILENE, Kan. (July 2, 2008) - Duckwall-ALCO Stores, Inc. (NASDAQ: DUCK), today announced the appointment of Lawrence J. Zigerelli as President and Chief Executive Officer. The new CEO brings to Duckwall-ALCO Stores an in-depth knowledge of merchandising, marketing, cost reduction and operations gained from 27 years of domestic and international experience with leading retail and consumer product companies such as Procter & Gamble, CVS and Meijer, Inc.

As President of Meijer, Inc., a multibillion-dollar, privately held Midwest retail chain with over 40 general merchandise departments including fashion, home décor, automotive, health/beauty care, pharmacy, electronics, pets and food, Zigerelli provided strategic direction to 75,000 employees in more than 170 stores and the corporate headquarters. His responsibilities encompassed all functional areas including planning and finance, product development, marketing, merchandising, sales, operations, human resources, real estate, e-commerce, logistics and information technology.

Simultaneous with joining Duckwall-ALCO, Zigerelli has made an investment in a private placement of 10,000 Company shares at the July 1, 2008 closing price. In keeping with the Board’s commitment to increase shareholder value, Zigerelli’s compensation package has been structured to closely align his interests with those of its shareholders. The Company has granted Zigerelli options to purchase 110,000 shares of common stock at the July 1, 2008 closing price, including options under the Company's 2003 Incentive Stock Option Plan to purchase 100,000 shares, which is the maximum number of options that may be granted to an individual under the Plan in any calendar year. The balance of 10,000 options was granted to Zigerelli outside the Plan.

Royce Winsten, Chairman of the Board, said: “We are delighted to announce that Larry Zigerelli is joining Duckwall–ALCO Stores. He is an accomplished and successful executive who we believe can lead the company to the success and financial rewards that shareholders deserve and expect. Underscoring his commitment to the Company, Larry is also investing his own capital to purchase Company shares at yesterday’s market price.”

Winsten added, “We also wish to thank our Chief Financial Officer, Donny Johnson, who, as Interim CEO, has successfully led the Company through the last few tumultuous months. In his new role as Executive Vice President and CFO, we look forward to Donny’s continued contribution and valuable leadership skills as we move this Company forward.”

A conference call will be scheduled in July to introduce Lawrence Zigerelli to Duckwall-ALCO’s shareholders. The date and time for the call will be announced in a separate news release.

About Duckwall-ALCO Stores, Inc.

Duckwall-ALCO Stores, Inc. is a regional retailer that specializes in meeting the needs of smaller, underserved communities throughout the central United States. The Company offers an exceptional selection of fashionable merchandise, quality products and recognized brand names at reasonable prices. Its specialty is delivering those products with the friendly, personal service its customers have come to expect. With 250 stores across 22 states, Duckwall-ALCO Stores is proud to have continually provided excellent products at good value prices to its customers for 107 years. To learn more about Duckwall-ALCO Stores, Inc., visit www.ALCOstores.com.

Forward-looking statements

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”). Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Additional information regarding these and other factors may be included in the Company’s 10-Q filings and other public documents, copies of which are available from the Company on request and are available from the United States Securities and Exchange Commission.

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For more information, contact:

Jon A. Ramsey

Vice President, Interim Chief Financial Officer

785-263-3350 x221

e-mail: jramsey@ALCOstores.com

website: www.ALCOstores.com

or

Debbie Hagen

Hagen and Partners

913-652-6547

e-mail: dhagen@hagenandpartners.com